UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2024

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

(920) 502-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2024, the Board of Directors (the “Board”) of Oshkosh Corporation (the “Company”) acted to increase the size of the Board from ten to eleven members and to elect William J. Burns as a director, effective July 23, 2024. The initial term as a director for Mr. Burns will expire at the Company’s 2025 annual meeting of shareholders. The Board has determined that Mr. Burns is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of Mr. Burns, the Board includes ten independent directors. Effective as of August 1, 2024, the Board appointed Mr. Burns to the Board’s Audit Committee, which is the only committee of the Board to which he has been appointed to date.

Mr. Burns, 57, is the Chief Executive Officer of Zebra Technologies Corporation, a global provider of enterprise asset intelligence solutions that connect people, assets and data through digitization and automation. He has more than 30 years of experience in the technology sector. He joined Zebra Technologies in 2015. Prior to being named Chief Executive Officer of Zebra Technologies in March 2023, he served as its Chief Product and Solutions Officer and, before that, its Senior Vice President of Enterprise Visibility and Mobility, the company’s largest business unit. Mr. Burns also previously served as Chief Executive Officer of Embrane, Inc., a Silicon Valley-based, venture capital-backed startup, and Spirent Communications plc, a global leader in hardware, software and cloud-based test and measurement solutions. Mr. Burns serves as a director for Zebra Technologies and previously served as a director for both Spirent Communications plc and Embrane, Inc. Mr. Burns holds a Master of Business Administration from Temple University, a Bachelor of Science in Business Administration from Misericordia University and an Associate’s Degree in Engineering from Pennsylvania State University.

On July 23, 2024, in connection with his election to the Board, the Company awarded to Mr. Burns a number of shares of the Company’s common stock equal to a prorated amount of the value of the Company’s latest annual stock award to non-employee directors. The stock award was made under the Oshkosh Corporation 2024 Incentive Stock and Awards Plan. In addition, effective July 23, 2024, Mr. Burns became entitled to receive the annual retainer paid to non-employee directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2024, the Board approved amendments to the Company’s by-laws (the “By-laws”) to align Sections 2.09 and 2.11 of Article II of the By-laws with the Securities and Exchange Commission’s requirements regarding “universal” proxy cards pursuant to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended. The amendments to the By-Laws include revisions to the procedural mechanics and disclosure requirements relating to director nominations submitted by shareholders pursuant to the advance notice provisions of the By-laws. The amendments were effective immediately.

This description of the changes effected by the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

(3.1)	By-Laws of Oshkosh Corporation, as amended effective July 23, 2024 (marked to show amendments).

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 24, 2024	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, Chief Legal Officer and Secretary